Exhibit 10.11

AMENDMENT TO ALPHAMELD® LICENSE AGREEMENT

This Amendment (the “Amendment”) is made and entered into as of January 1, 2024 (the “Amendment Effective Date”), by and between:

INVEA THERAPEUTICS, INC., a corporation organized under the laws of Delaware, having its principal office at 2614 Boston Post Road, Suite 33AR, Guilford, CT 06437 (“Invea”), and INVENIAI LLC, a limited liability company organized under the laws of Delaware, having its principal office at 2614 Boston Post Road, Suite 33B, Guilford, CT 06437 (“InveniAI”).

Invea and InveniAI may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the AlphaMeld® License Agreement (the “Agreement”) effective as of October 1, 2023; and

WHEREAS, the Parties wish to amend the Agreement, as provided below, to modify certain terms of the Agreement, effective as of January 1, 2024.

NOW, THEREFORE, the Parties agree as follows:

1.	Amendment to Clause 6 – “Term”

The existing Clause 6 of the Agreement, “Term,” shall be amended to read as follows:

“6. Term. The term of this Agreement shall be three (3) years from the Effective Date of this Amendment (the “Initial Term”). The Agreement shall automatically renew for additional one (1) year periods unless either Party provides written notice of its intent not to renew at least ninety (90) days prior to the expiration of the Initial Term or any subsequent renewal term.”

2.	Amendment to Clause 7 – “Fee”

The existing Clause 7 of the Agreement, “Fee,” shall be amended to read as follows:

“7. Fee. In consideration for the rights granted under this Agreement, Invea shall pay to InveniAI an annual subscription fee which will be one hundred thousand dollars ($100,000) for year one and will be increased to two hundred fifty thousand dollars ($250,000) for year two and three, payable on terms mutually agreed by both parties.

3.	Effectiveness of Amendment

This Amendment shall become effective as of January 1, 2024, and the changes reflected herein shall supersede the corresponding clauses in the Agreement as of such date.

4.	Ratification of Agreement

Except as expressly modified by this Amendment, all other terms, provisions, and conditions of the Agreement shall remain in full force and effect, and the Agreement, as amended by this Amendment, is hereby ratified and confirmed by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

INVEA THERAPEUTICS, INC.

By:	/s/ Michael Aiello
Name:	Michael J Aiello
Title:	Chief Financial Officer

INVENIAI LLC

By:	/s/ Aman Kant
Name:	Aman Kant
Title:	CBO